DRAFT - PRIVATE AND CONFIDENTIAL

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DRAFT - PRIVATE AND CONFIDENTIAL

DRAFT - PRIVATE AND CONFIDENTIAL

Item 8.01 Other Events.

On November 12, 2004, the Company issued a press release announcing that Michael S. Wilstead, the Company’s President and Chief Operating Officer, and Dean A. Souleles, the Company’s Chief Technology Officer, had advised the Company that they had sold a total of 75,000 shares of the Company’s common stock in pre-arranged sales for their own accounts. Messrs. Wilstead and Souleles informed the Company that they will use the proceeds from these sales to cover their tax obligations arising from the June 2004 vesting of 150,000 shares of restricted stock, which was granted to these officers under the Company’s 1996 Stock Incentive Plan.

A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated by reference in response to this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

Exhibit 99.1	QuadraMed Corporation Press Release, dated November 12, 2004.

DRAFT - PRIVATE AND CONFIDENTIAL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2004

QuadraMed Corporation

/s/ John C. Wright
John C. Wright
Executive Vice President and Chief Financial Officer

DRAFT - PRIVATE AND CONFIDENTIAL

EXHIBIT INDEX

Exhibit No.	Description
99.1	QuadraMed Corporation Press Release, dated November 12, 2004.